Exhibit 28(i)(1)
CONSENT OF COUNSEL
     We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 22 to the Registration Statement on Form N-1A of GAMCO Gold Fund, Inc. as filed with the Securities and Exchange Commission on or about April 29, 2011.
/s/ Paul, Hastings, Janofsky & Walker LLP
PAUL, HASTINGS, JANOFSKY & WALKER LLP
New York, New York
April 29, 2011